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                                                                    EXHIBIT 11.1

                                    VYSIS, INC.
                 STATEMENT RE COMPUTATION OF PER SHARE NET LOSS
                   (IN THOUSANDS, EXCEPT NET LOSS PER SHARE)

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                                                                             PRO FORMA
                                                                 ----------------------------------  SUPPLEMENTAL
                                                                 FOR THE YEAR   FOR THE SIX MONTHS   -------------
                                                                    ENDED         ENDED JUNE 30,      FOR THE SIX
                                                                 DECEMBER 31,  --------------------  MONTHS ENDED
                                                                     1996        1996       1997     JUNE 30, 1997
                                                                 ------------  ---------  ---------  -------------
                                                                                   (UNAUDITED)        (UNAUDITED)
Net loss per statement of operations...........................   $  (18,181)  $  (9,248) $  (7,629)   $  (7,507)

Weighted average common shares outstanding:
  Shares attributable to common stock outstanding..............        1,058       1,058      1,058        1,058
  Shares attributable to common stock equivalents..............        4,929       4,929      4,929        4,929
  Shares attributable to options pursuant to Staff Accounting
    Bulletin No. 83............................................          120         120        120          120
  Shares to be issued in proposed offering.....................           --          --         --          397
                                                                 ------------  ---------  ---------  -------------
  Total........................................................        6,107       6,107      6,107        6,504
                                                                 ------------  ---------  ---------  -------------
                                                                 ------------  ---------  ---------  -------------

Pro forma net loss per share...................................   $    (2.98)  $   (1.51) $   (1.25)
                                                                 ------------  ---------  ---------
                                                                 ------------  ---------  ---------
Supplemental pro forma net loss per share......................                                        $   (1.15)
                                                                                                     -------------
                                                                                                     -------------
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